Exhibit j (i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement No. 333-16157 on Form N-1A of our report dated March 20, 2006 relating to the financial statements and financial highlights of WesMark Funds (comprised of the following funds: WesMark Balanced Fund, WesMark Government Bond Fund [formerly, WesMark Bond Fund], WesMark Growth Fund, WesMark Small Company Growth Fund and WesMark West Virginia Municipal Bond
Fund), appearing in the corresponding Annual Report on Form N-CSR of WesMark Funds for the year ended January 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 27, 2007